SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 260

Atlanta Georgia 30328

(Address of Principal Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 7, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). A total of 62,164,551 shares were represented in person or by valid proxy at the 2012 Annual Meeting and the Company’s stockholders took the following actions:

Election of Directors - Stockholders elected Laurent Alpert, Brian C. Beazer, Peter G. Leemputte, Allan P. Merrill, Norma A. Provencio, Larry T. Solari and Stephen P. Zelnak to serve as directors until the next annual meeting of stockholders or until their successors are elected and qualified. The number of votes cast for each of these individuals is as set forth below:

Director	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Laurent Alpert	31,417,278	373,407	67,661	30,306,205
Brian C. Beazer	31,309,838	485,144	63,364	30,306,205
Peter G. Leemputte	26,576,652	5,212,208	69,486	30,306,205
Allan P. Merrill	31,281,423	508,087	68,836	30,306,205
Norma A. Provencio	31,140,986	654,335	63,025	30,306,205
Larry T. Solari	31,175,297	622,213	60,836	30,306,205
Stephen P. Zelnak	31,261,117	531,095	66,134	30,306,205

Ratification of Independent Accountants - Stockholders ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012. The vote totals were 60,952,164 shares for, 1,046,265 shares against, and 166,122 share abstentions.

Non-Binding Advisory Vote on the Compensation of the Named Executive Officers - Stockholders voted for, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2010. The vote totals were 30,384,486 shares for, 1,070,738 shares against, 403,122 share abstentions and 30,306,205 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: February 8, 2012	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President, Chief Administrative Officer and General Counsel